UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2007

GREEN BANKSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee

0-14289

62-1222567

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

100 North Main Street
Greeneville, Tennessee		37743-4992
(Address of Principal Executive Offices)		(Zip Code)

(423) 639-5111

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Rule changes promulgated by the NASDAQ Stock Market require NASDAQ-listed companies, like Green Bankshares, Inc. (the “Company”), to be eligible for a direct registration program or system (“DRP”) by January 1, 2008. DRP refers to a system by which shares may be held in book-entry form without a certificate. At a meeting held on November 19, 2007, the Board of Directors of the Company adopted amendments to Paragraphs 25, 27 and 28 of the Company’s By-Laws to permit the Company to issue certificated and uncertificated shares, thereby ensuring that the Company’s securities are DRP-eligible. Previously, the Company’s By-Laws provided for certificated shares only.

In addition, the Board of Directors of the Company adopted amendments to paragraphs 11(a) and 11(b) of the Company’s bylaws to make such provisions consistent with the provisions of the Company’s Charter.

Item 9.01.   Financial Statements and Exhibits.

(d)                              Exhibits

3.1                            Amended and Restated Bylaws of Green Bankshares, Inc., as amended (Restated for SEC electronic filing purposes only)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN BANkSHARES, INC.

	By:	/s/ James E. Adams
	Name:	James E. Adams
	Title:	Executive Vice President and Chief Financial
Officer

Date: November 20, 2007

EXHIBIT INDEX

3.1	Amended and Restated Bylaws of Green Bankshares, Inc., as amended (Restated for SEC electronic filing purposes only)